EXHIBIT 21.01




       SUBSIDIARIES OF SHOWBOAT MARINO CASINO PARTNERSHIP

                             STATE OF
NAME                         INCORPORATION       PARENT COMPANY

Showboat Marina Finance      Nevada              Showboat Marina
Corporation                                      Casino Partnership


                          EXHIBIT 27.01